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                                                                    Exhibit 23.3


                       [Letterhead of Caras & Shulman, PC]



                         Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to The Princeton Review, Inc. 401(k) Employee Savings Plan, of our report dated February 15, 2001, relating to the combined financial statements of The Princeton Review of New Jersey, Inc. and The Princeton Review of Boston, Inc., which appear in the Prospectus included in the Registration Statement on Form S-1 (No. 333-43874) of The Princeton Review, Inc. declared effective on June 18, 2001.


                                                /s/ Caras & Shulman , PC
                                                ------------------------
                                                Caras & Shulman, PC

Caras & Shulman, PC
Burlington, MA
January 17, 2002